Exhibit 99.1

Lucira Health to Pursue Strategic Sale of its Business Through Voluntary Chapter 11 Process

No debtor-in-possession financing required as the Company intends to fund operations and the sale process with available cash on hand.

EMERYVILLE, CA, February 22, 2023 – Lucira Health, Inc. (Nasdaq: LHDX) (“Lucira Health,” “Lucira” or the “Company”), a medical technology company, announced today that it has filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company further disclosed that it intends to pursue a sale of its business under Section 363 of the Bankruptcy Code, while continuing to support its customers during the Chapter 11 process.

Lucira Health grew rapidly over the past several years as the COVID-19 pandemic spread throughout the world. Demand for the Company’s COVID-19 test kits surged and the Company posted positive net income in its 2022 first quarter for the first time since its inception. With its COVID-19 test kit available in the market and a new combination test kit for COVID-19 and Flu developed and awaiting U.S. Food & Drug Administration (“FDA”) Emergency Use Authorization (“EUA”), the Company moved forward in manufacturing test kits to fulfill future customer demand. The Company anticipated an EUA for an OTC indication on the COVID-19 and Flu test in August 2022, though the FDA’s approval process became protracted, resulting in high expenditures without new revenue from the combined test kit during the 2022-2023 flu season. As such, the Company’s operations were significantly impacted, leading to the Chapter 11 filing and sale process.

In October 2022, Lucira’s Board of Directors approved various initiatives to rebalance Lucira’s cost structure and explore strategic alternatives. As part of these efforts, the Company instituted cost reduction plans, reduced its workforce and realigned several vendor agreements. Further, the Company engaged Armanino LLP, an independent accounting and business consulting firm in the United States, to pursue various strategic options, including a potential sale process.

Erik Engelson, President and CEO of Lucira Health commented, “I am proud of our accomplishments and the manner in which our employees came together to support the world during the global pandemic. The rapid development and integration of a COVID-19 assay onto our test platform, followed by field clinical testing of symptomatic and asymptomatic individuals during the height of the pandemic and subsequent regulatory approvals, was gratifying and proved the pandemic readiness thesis of our proprietary technology platform. The unpredictability of selling into a pandemic made for a very challenging operating environment though collectively, we managed to grow significantly, reached positive net income, and drove continued innovation in our offering.”

Mr. Engelson continued, “Unfortunately, as restrictions lessened in 2022, we saw lower demand for COVID-19 tests. This, combined with slower than anticipated regulatory approval for the new combined test kit developed for the 2022-2023 flu season led to insufficient revenue and capitalization to offset expenditures. Despite every effort to reduce capital outlays and restructure our business, we took this action to protect and maximize the value of our assets.”

The Company expects to continue operations during the Chapter 11 process and seeks to complete an expedited sale process with Bankruptcy Court approval. Lucira intends to use available cash on hand to fund post-petition operations and costs in the ordinary course.

To minimize the adverse effects on its business and the value of its estate, the Company has filed customary motions with the Bankruptcy Court to sustain its operations in the ordinary course including, but not limited to, paying employees and continuing existing benefits programs, continuing to honor prepetition insurance policies, authorizing payment of certain prepetition taxes and fees, related check and electronic payment requests, authorizing use of its cash management system and prepetition payment methods, honoring commitments to customers and fulfilling obligations post-petition, and appointing Donlin Recano & Company, Inc. as its Claims and Noticing Agent, among others. Such motions are typical in the Chapter 11 process and Lucira anticipates they will be heard in the first few days of its Chapter 11 case.

For more information about the Company’s Chapter 11 case, including claims information, please visit https://www.donlinrecano.com/lucira or call the toll-free hotline at +1 877 864 4834. Inquiries can also be sent directly to Donlin Recano & Company at lhinfo@drc.equiniti.com.

Young Conaway Stargatt & Taylor, LLP and Cooley LLP are serving as counsel and Armanino LLP is serving as both a financial advisor and investment bank to Lucira during the Chapter 11 case.

For more information about the sale process, interested parties should contact AJ Brandtneris of Armanino LLP at Alexander.Brandtneris@armanino.com.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of innovative infectious disease tests to make lab-quality diagnostics more accessible. Lucira designed its test platform to provide accurate, reliable, PCR-quality test results anywhere and at any time. Beyond its already commercialized COVID-19 and Point of Care COVID-19 & Flu Tests, Lucira is working on new diagnostic tests for respiratory infections and other categories including women’s health and sexually transmitted infections (STIs). For more information, visit www.lucirahealth.com.

Cautionary Statements

The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Case. The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can,” “will,” “intends,” “could,” “expects,” “anticipates,” “seeks,” “allow,” “aim” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including but not limited to, statements regarding a sale of the Company’s business, continuing operations during the Chapter 11 process, completing an expedited sale process with Bankruptcy Court approval, funding post-petition operations and costs in the ordinary course, sustaining operations in the ordinary course, the Company’s ability to continue developing test kits, the timing of when Chapter 11 motions will be heard, the accuracy, reliability and quality of the Company’s tests; and future work on new diagnostic tests, are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. These risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov, including in the Company’s most recent Annual Report on Form 10-K and subsequently filed reports. Any forward-looking statements that the Company makes in this announcement speak only as of the date of this press release, and the Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor and Media Relations Contact:

Glenn Wiener

GW Communications (for Lucira Health)

Email: gwiener@GWCco.com

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